Registration No. 33-59961
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

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                            POST-EFFECTIVE AMENDMENT NO. 1
                                          To
                                       Form S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                            Texas Energy Industries, Inc.

                           formerly Texas Utilities Company
                (Exact name of registrant as specified in its charter)

                  Texas                                  75-2669310
             (State or other                          (I.R.S. Employer
               jurisdiction                          Identification No.)
           of incorporation or
              organization)

                ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS  75201
                 (Address of Principal Executive Offices)  (Zip Code)

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                                Employees' Thrift Plan
                                        of the
                            Texas Utilities Company System
                               (Full title of the Plan)

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                          Removing Shares from Registration


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                         REMOVAL OF SHARES FROM REGISTRATION




               On June 5, 1995, the Registration Statement on Form S-8, File No. 33-59961, of Texas Utilities Company (Company) became effective with respect to the registration of 3,000,000 shares of the Company's Common Stock, without par value (Common Stock), for issuance pursuant to the Employees' Thrift Plan of the Texas Utilities Company System (Plan).

               The Company hereby withdraws from registration all the shares of the Common Stock registered under File No. 33-59961 and remaining unused under the Plan.



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                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 19th day of September, 1997.
                                       Texas Energy Industries, Inc.

                                       By /s/ Robert J. Reger, Jr.
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                                       (Robert J. Reger, Jr., Agent
                                       for Service)